UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
Current Report
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

July 29, 2015
(Date of earliest event reported)

GRIFFIN INDUSTRIAL REALTY, INC.
(Exact name of registrant as specified in charter)

Delaware	06-0868496
(State or other jurisdiction of incorporation or organization)	(IRS Employer Identification Number)

Commission File Number	1-12879

One Rockefeller Plaza, New York, New York	10020
(Address of principal executive offices)	(Zip Code)

Registrant’s Telephone Number including Area Code	(212) 218-7910

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2 (b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4 (c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement

The information set forth in Item 2.03 below regarding new financial obligations is incorporated by reference into this Item 1.01.

Item 2.03.	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant

On July 29, 2015, a subsidiary of Griffin Industrial Realty, Inc. (“Griffin” or “Registrant”), closed on an $18.0 million nonrecourse mortgage loan (the “Mortgage Loan”) with 40|86 Mortgage Capital, Inc. The Mortgage Loan is collateralized by three industrial buildings (75 International Drive, 754 and 758 Rainbow Road) aggregating approximately 392,000 square feet in New England Tradeport (“Tradeport”), Griffin’s industrial park located in Windsor and East Granby, Connecticut. The Mortgage Loan has a fixed interest rate of 4.33% and a fifteen year term, with payments based on a thirty year amortization schedule. The mortgage proceeds were used to refinance the maturing mortgage on these buildings that had a principal balance of approximately $17.9 million and an interest rate of 5.73%.

At closing, Griffin received cash proceeds from the Mortgage Loan (before financing costs) of approximately $14.9 million and the remaining approximately $3.1 million of mortgage proceeds were deposited into escrow. As per the terms of the Mortgage Loan, $2.5 million of the escrowed proceeds will be released to Griffin when the tenant that currently leases approximately 88,000 square feet on a month-to-month basis in 754 Rainbow Road extends into a long-term lease for its space under agreed upon terms. The other $0.6 million of mortgage proceeds deposited into escrow will be released to Griffin when tenant improvement work for the full building tenant in 758 Rainbow Road is completed. Griffin expects to receive all of the mortgage proceeds held in escrow by the end of this fiscal year.

Item 7.01.	Regulation FD Disclosure

A copy of Griffin’s July 30, 2015 press release announcing the completion of the Mortgage Loan is attached as Exhibit 99.1.

Item 9.01.	Financial Statements and Exhibits

Exhibit 99.1:  Registrant’s July 30, 2015 Press Release (attached hereto).

Forward-Looking Statements:

This Current Report includes “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Exchange Act of 1934, as amended. These forward-looking statements include the statements concerning the extension of a lease currently on a month-to-month basis to a long-term lease in 754 Rainbow Road, the timing on completing tenant improvement work in 758 Rainbow Road and the release to Griffin of the mortgage proceeds deposited into escrow. Although Griffin believes that its plans, intentions and expectations reflected in such forward-looking statements are reasonable, it can give no assurance that such plans, intentions or expectations will be achieved. The projected information disclosed herein is based on assumptions and estimates that, while considered reasonable by Griffin as of the date hereof, are inherently subject to significant business, economic, competitive and regulatory uncertainties and contingencies, many of which are beyond the control of Griffin and which could cause actual results and events to differ materially from those expressed or implied in the forward-looking statements. Important factors that could affect the outcome of the events set forth in these statements are described in Griffin’s Securities and Exchange Commission filings, including the “Business”, “Risk Factors” and “Forward-Looking Information” sections in Griffin’s Annual Report on Form 10-K for the fiscal year ended November 30, 2014. Griffin disclaims any obligation to update any forward-looking statements as a result of developments occurring after the date of this Current Report except as required by law.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GRIFFIN INDUSTRIAL REALTY, INC.

	By:	/s/ Anthony J. Galici
Anthony J. Galici
Vice President, Chief Financial Officer
and Secretary
Dated: July 30, 2015